Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-169661) in the Post-Effective Amendment No. 1 to Form S-1 of PokerTek, Inc. of our report dated March 27, 2012, relating to our audit of the consolidated financial statements, and the financial statement schedule, which appears in the Annual Report on Form 10-K of PokerTek, Inc. for the year ended December 31, 2011.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP
Charlotte, North Carolina
April 2, 2012